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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63485) pertaining to the 1997 Stock Incentive Plan of Opinion Research Corporation, Registration Statement (Form S-8 No. 333-45412) pertaining to the Employee Stock Purchase Plan of Opinion Research Corporation, Registration Statement (Form S-8 No. 333-46530) pertaining to the Stock Purchase Plan for Non-Employee Directors and Designated Employees and Consultants and Registration Statement (Form S-3 No. 333-50732) and related Prospectus pertaining to shares of common stock of Opinion Research Corporation of our report dated February 9, 2001, with respect to the consolidated financial statements and schedule of Opinion Research Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000.

                                         /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
March 23, 2001